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                                                                 Exhibit 10.12



[LOGO]       Le Groupe
             Videotron Itee                                  Note de service
                                                             ---------------

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To:                   Louis Brunel

From:                 Claude Chagnon

Date:                 November 15, 1996


Subject:              Appointment of Louis Brunel as
                      President and CEO of OpTel Inc.
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Further to your permanent appointment as President and Chief Executive Officer of OpTel Inc., I am pleased to confirm our discussion of Monday, October 28, 1996. Your compensation will be as follows:

o Your basic annual salary will be US$275,000, effective November 1, 1996. This salary will be subject to annual review on the basis of your performance, as of September 1, 1997.

o You will receive OpTel stock purchase options in the amount of five times your basic salary, under the stock purchase option plan recently approved by the Compensation Committee. Vesting will take place over a five-year period beginning September 1, 1995, at a rate of 25% per year as of 24 months following September 1, 1995.

o You will be included in the annual and medium-term (3 year) bonus plan, as defined in the GVL executive compensation policy, adopted in September 1995.

o You will receive an automobile, with a maximum pre-tax value of US$60,000, and all related expenses, for the performance of your duties.

o    Pension plan
     You will continue to belong to the GVL executive pension plan.
     Canadian legislation allows us to credit three years to an executive transferred abroad to work for the same company. If you remain in the United States for more than three years, we will use the GVL executive supplementary plan to cover your contribution for these extra years. The base salary used for calculations at the time of retirement will take account of your years of service in Canada and the United States.

o Since there will be no moving costs, we agree that OpTel will pay an equivalent allowance for renting an apartment in Dallas, of up to US$2,500 per month.



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                                                 Appointment of Louis Brunel as
                                                 President and CEO of OpTel Inc.
                                                                         Page 2
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o    We are prepared to pay an education allowance, if your children elect to enrol at an American university during your time in the United States. This allowance will represent the difference between registration and tuition costs at Canadian and U.S universities.

o You will be eligible for the services of a financial advisor to help you prepare your Canadian and U.S. income tax returns.


Further to your secondment to OpTel Inc. in Dallas, Texas, for a four-year period, Groupe Videotron Itee agrees that you may at any time return to a position with GVL equivalent to the position you now hold. In such case, your compensation will be the same as that you now receive in Canada, adjusted by a percentage corresponding to the average increase granted to GVL executives during your period abroad.

GVL will maintain your full insurance coverage and your pension fund in effect during your stay abroad.

Finally, if your employment contract is terminated by OpTel Inc. for any reason other than for cause, you will be entitled to accept the settlement provided by OpTel Inc., i.e. a separation allowance equivalent to two years' salary. If you resign from your position with OpTel Inc., however, the above-mentioned obligations assumed by GVL will of course no longer apply.


                         Yours truly,

                         /s/ Claude Chagnon
                         ----------------------------

                         Claude Chagnon
                         President & Chief Operating Officer


cc:  Gilles Dulude